UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

FREENOME, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42126	98-1783595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Genesis Marina, 3300 Marina Blvd,
Brisbane, CA 94005
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (650) 446-6630

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FRNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On October 20, 2026, Freenome, Inc. (the “Company”) issued a press release titled “Freenome Expands Personalized Cancer Detection Portfolio, Launching SimpleScreen™ Lung Test With FDA-Approved SimpleScreen CRC Option.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On October 20, 2026, the Company announced the launch of SimpleScreen™ Lung and a first-of-its-kind offering that enables eligible patients to be screened for both lung and colorectal cancer (“CRC”) through a single blood draw, using two independently validated, indication-specific tests. The Company’s Personalized Cancer Detection approach combines risk-based screening with a portfolio of single-cancer and multi-cancer tests that are developed specifically for each population and to meet individual patient screening needs.

SimpleScreen Lung was clinically validated in a case-control study of adults ages 50 to 80 with a ≥20 pack-year smoking history who meet American Cancer Society (“ACS”) lung cancer screening eligibility. In an independent cohort of 172 lung cancer cases and 436 controls, the test achieved 85% sensitivity at 50% specificity and a 99.8% negative predictive value (“NPV”). This NPV means that approximately two of every 1,000 people with a negative result would be expected to have lung cancer. Sensitivity was 82% for stage I, 75% for stage II, 91% for stage III, and 94% for stage IV.

Performance estimates were adjusted to reflect target distributions of age, sex, lung cancer stage and histologic subtype. The intended use population includes former smokers regardless of how long ago they quit, consistent with the 2023 ACS lung cancer screening guideline update.

In the Company’s PREEMPT CRC study, which enrolled more than 48,000 participants, the test demonstrated 81% sensitivity for CRC, 90% specificity for advanced colorectal neoplasia, and a 99.9% NPV in an analysis adjusted to the 2020 U.S. Census age and sex distribution.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K and certain materials furnished or filed herewith may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will” and variations of such words or similar expressions. Any statements in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, express or implied statements regarding SimpleScreen portfolio and Personalized Cancer Detection’s impact and ability to reach additional patients. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control including, without limitation, risks related to the approval of the Company’s products and tests and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive products and tests; ability to obtain sufficient supply of materials; ability to obtain additional financing; ability to attract and retain qualified personnel; global economic and political conditions; legal and regulatory changes; the outcome of any legal proceedings that may be instituted against the Company; the effects of competition on the Company’s future business; as well as those set forth in the Form S-1 that was filed with the SEC, as updated by its subsequently filed SEC filings. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Freenome, Inc., dated October 20, 2026, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREENOME, INC.

By:	/s/ Aaron Elliott
Name:	Aaron Elliott
Title:	Chief Executive Officer

Date: October 20, 2026